July 16, 1996


Board of Directors
One Up Corporation
5 Campus Circle
Suite 100 Westlake, TX 76262.


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our most recent report filed with the Commission, and references to our firm included in this registration statement.






/S/ANGEL E. LANA, P.A
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Angel E. Lana, P.A.